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                        GAMETECH INTERNATIONAL, INC.

       EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                          YEARS ENDED OCTOBER 31,
                                                  --------------------------------------
                                                      1995          1996         1997
                                                  ----------    ----------    ----------
PRIMARY:
 Weighted average common shares
  outstanding during the period
  and common equivalent shares                     4,420,646     5,117,517     5,078,564
 Shares related to SAB No. 83                      1,346,614     1,346,614     1,009,961
                                                  ----------    ----------    ----------

 Total shares used in primary net
  income per share                                 5,767,260     6,464,131     6,088,525
                                                  ----------    ----------    ----------
                                                  ----------    ----------    ----------

 Net income                                       $  592,322    $  804,732    $2,861,058
                                                  ----------    ----------    ----------
                                                  ----------    ----------    ----------

 Primary net income per share                     $      .10    $      .12    $      .47
                                                  ----------    ----------    ----------
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SUPPLEMENTARY PRIMARY:
 Total primary shares from above                                               6,088,525
 Shares necessary to repay debt
  on a net proceeds of offering basis                                            341,596
 Incremental shares attributable to
  conversion of notes payable to officers
  on their original dates of issue                                             1,458,395
                                                                              ----------

 Total shares used in supplementary
  primary net income per share                                                 7,888,516
                                                                              ----------
                                                                              ----------

 Net income                                                                   $2,861,058
 After-tax interest on debt to be
  repaid with offering proceeds                                                  170,006
 After tax interest on notes payable
  to officers                                                                    112,005
                                                                              ----------

 Supplementary primary net income                                             $3,143,069
                                                                              ----------
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 Supplementary primary net income per share                                   $      .40
                                                                              ----------
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FULLY DILUTED:
 Total primary shares from above                   5,767,260     6,464,131     6,088,525
 Incremental shares attributable
  to conversion of notes payable
  to officers on their original
  dates of issue                                   1,348,066     1,424,723     1,458,395
                                                  ----------    ----------    ----------

 Total shares used in fully
  diluted net income per share                     7,115,326     7,888,854     7,546,920
                                                  ----------    ----------    ----------
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 Net income                                       $  592,322    $  804,732    $2,861,058
 After tax interest on notes
  payable to officers                                117,006        96,975       112,005
                                                  ----------    ----------    ----------

 Fully diluted net income                         $  709,328    $  901,707    $2,973,063
                                                  ----------    ----------    ----------
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 Fully diluted net income per share               $      .10    $      .11    $      .39
                                                  ----------    ----------    ----------
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